EXHIBIT 10.06

                               AMENDMENT
                         TO EMPLOYMENT AGREEMENT
                           DATED APRIL 1, 1997



         Reference is made to the Executive Employment Agreement dated as of April 1, 1997 (the "Agreement") by and between J. Baker, Inc. and Alan I.
 Weinstein. Pursuant to paragraph 19 of the Agreement and in order to amend certain provisions of the Agreement, the Agreement is hereby amended as follows:

         1. Paragraph 3 of the Agreement is hereby amended by deleting subparagraph (a) in its entirety and inserting in its place the following subparagraph:

         "(a) Base Salary - Commencing effective September 1, 1997, the Company shall pay the Employee during the Term an annual base salary ("Base Salary") of not less than $525,000, payable in equal installments in accordance with the Company's regular pay intervals for its senior executives; provided, however, that commencing effective September 1, 1998, the Employee's annual Base Salary shall be increased to $575,000. In the event that the Term of this Agreement shall be extended for one or more years beyond its current expiration date of April 1, 1999, then, commencing effective September 1, 1999, the Employee's annual Base Salary shall be increased to $625,000.

         2. All other terms of the Agreement shall remain unchanged and continue in full force and effect.



J. BAKER, INC.



By:/s/ Sherman N. Baker                                       September 1, 1997
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         Sherman N. Baker                                     Date
         Chairman of the Board




/s/Alan I. Weinstein                                          September 1, 1997
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         Alan I. Weinstein                                    Date